Exhibit 99.1

Aegerion Pharmaceuticals Reports Preliminary 2015 Net Product Sales and Other Business Updates

- 2015 Total Net Product Sales Expected to be Between $236.5 and $239.5 Million

Cambridge, MA, January 11, 2016 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, today reported preliminary unaudited 2015 net product sales and other business updates. Sandford “Sandy” Smith, chairman of the board and prior chief executive officer, plans to discuss these and other topics during a live presentation at the 34th Annual J.P. Morgan Healthcare Conference in San Francisco scheduled for Thursday, January 14, 2016 at 8:00 a.m. PST (11:00 a.m. EST). The presentation will be webcast live and accessible through the “Investors” section of Aegerion’s website, www.aegerion.com.

2015 Preliminary Results & Business Update

•	JUXTAPID®: Aegerion expects fourth quarter 2015 preliminary, unaudited net product sales of JUXTAPID to be between $37.5 and $39.5 million. Aegerion expects preliminary, unaudited net product sales of JUXTAPID for full year 2015 to be between $211 and $213 million. As of December 31, 2015, there were 615 active commercial patients on JUXTAPID therapy globally, approximately 490 of whom are U.S. patients.

•	MYALEPT®: Aegerion expects fourth quarter 2015 preliminary, unaudited net product sales of MYALEPT to be between $8 and $9 million. Aegerion expects preliminary, unaudited net product sales of MYALEPT for full year 2015 to be between $25.5 and $26.5 million. As of December 31, 2015, there were 79 active commercial patients on MYALEPT therapy globally, all of whom are U.S. patients. The gross-to-net adjustment for sales of MYALEPT in the U.S. for the full year was approximately 30%. Of the 30%, 27% was attributable to Medicaid rebates.

•	Aegerion ended 2015 with approximately $63 million in unrestricted cash.

•	On January 7, 2016, the Company announced that Mary Szela has been appointed as chief executive officer (CEO) and a member of Aegerion’s Board of Directors. Ms. Szela succeeds Sandy Smith, who served as interim chief executive officer since July of 2015. Sandy Smith has been appointed chairman of the Board of Directors, on which he has served as a director since 2012.

•	On January 8, 2016, Aegerion submitted a Japanese New Drug Application (J-NDA) to the Ministry of Health, Labor and Welfare (MHLW) seeking marketing approval for JUXTAPID to treat homozygous familial hypercholesterolemia (HoFH) in Japan. The Company anticipates a nine-month review process.

•	In December 2015, Aegerion obtained registration for JUXTAPID in Korea, and will now pursue pricing and reimbursement negotiations in this market.

2016 Outlook

•	Aegerion plans to provide 2016 financial guidance upon completion of a comprehensive business review by the Company’s newly-appointed CEO.

•	Aegerion plans to pursue development of a second generation form of JUXTAPID as a prodrug with the goal of reducing gastrointestinal side effects, and anticipates initial animal pharmacokinetic data by year-end.

•	Aegerion is planning to submit a marketing authorization application (MAA) for MYALEPT to treat generalized lipodystrophy in the EU by the end of 2016.

•	The Company is pursuing a label expansion for MYALEPT for severe partial lipodystrophy patients, pending discussions with regulatory authorities in the U.S. and E.U.

Sandy Smith, chairman of the board of Aegerion, commented: “In 2015, we achieved solid net product sales while managing through various challenges. We believe that with a continued focus on execution in key areas, including optimizing current commercial operations, expanding Aegerion’s global footprint and deepening the Company’s product pipeline through life cycle management initiatives, we can catalyze a new phase of growth for Aegerion.

“We continue to believe we have a solid base business. Despite the introduction of the PCSK9 inhibitors to the market, it remains clear that JUXTAPID has an important role in the treatment of adult patients with HoFH. In addition, although longer reimbursement cycles slowed the addition of new MYALEPT patients in the fourth quarter, we have a meaningful queue of generalized lipodystrophy (GL) patients awaiting therapy.

“With focused efforts on managing through competitive challenges in the HoFH market, working to resolve and fully cooperate with government investigations, and minimizing cash burn, we have entered 2016 with good momentum and renewed confidence.”

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations as cash burn, planned clinical studies and drug development, marketing authorizations and label expansions, as well as sales of our products and long-term growth prospects. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among others: the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect, and may be lower outside the U.S. than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases our products treat may be lower than our estimates, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for our products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the negative impact of launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we currently expect, particularly in the U.S. where the negative impact has been greater than we expected to date, or that other competitive products will negatively impact our results; the risk that private or government payers may refuse to reimburse our product, or may impose onerous restrictions that hinder reimbursement or significantly limit or cap the price we charge or the number of reimbursed patients who receive our products; the risk that the Food and Drug Administration may require revisions to the JUXTAPID Risk Evaluation and Mitigation Strategies (REMS) Program that may negatively impact our U.S. sales; the risk that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in countries where either of our products is not yet approved may not be satisfied with the efficacy or safety profile of the product or the sufficiency of the data from our pivotal trials and therefore will refuse to approve such products or additional indications for such products; the risk that we do not receive approval for each product in additional countries on a timely basis, or at all, or that regulatory authorities impose significant restrictions on approval or require additional development; the risk that exchange rates will negatively impact the amount of net product sales recognized; the risk that technical hurdles may delay initiation of future clinical trials; the risk that we will not be successful in our label expansion, lifecycle management, regulatory filing or business development efforts; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk of an enforcement action by, or settlement with, the government, which we expect is a probable result of the ongoing DOJ, SEC and Brazilian investigations, and the terms thereof; with respect to ongoing or future investigations and the risks associated with the unpredictable nature and timing of government investigations, and the impact of investigations, and the uncertainty of the timing and nature of the resolution of such investigations, on our business; the risk that we incur more costs than we expect in responding to investigations and defending ourselves in litigation and in connection with any settlement entered into in connection with these investigations; the risk that Silicon Valley Bank will accelerate our long-term debt at the termination of its current forbearance agreement as a result of our breach of certain covenants under our loan agreement with Silicon Valley Bank; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in the commercialization, drug development and regulatory approval process. For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 9, 2015, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Associate Director, Investor Relations & Public Relations

(857) 242-5024

amanda.murphy@aegerion.com